UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549




                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 29, 2004 (September 23, 2004)


                MAUI LAND & PINEAPPLE COMPANY, INC.
      (Exact name of registrant as specified in its charter)



     HAWAII                      0-6510            99-0107542
(State or other jurisdiction  (Commission       (I.R.S. Employer
of incorporation or           File Number)     Identification No.)
organization)



120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii  96733-6687
     (Address of Principal Executive Offices)         (Zip Code)



Registrant's telephone number, including area code:(808) 877-3351



                              NONE
  Former Name or Former Address, if Changed Since Last Report










Item 5.02.     Departure of Directors or Principal Officers;
Election of Directors; Appointment of Principal Officers.

(c) On September 23, 2004, the Board of Directors of Maui Land & Pineapple Company, Inc. (the "Company") appointed Fred W. Rickert, 61, as Vice President/Chief Financial Officer, the Company's principal financial officer. Mr. Rickert has been acting Chief Financial Officer of the Company since July 2004 and Vice President/Finance of the Company's wholly-owned subsidiary, Maui Pineapple Company, Ltd. since April 2004. From 1997 to April 2004, Mr. Rickert served as Chief Financial Officer of the Port of Oakland.

(d) On September 23, 2004, the Company's Board of Directors appointed Walter A. Dods, Jr., 63, as a Class One director of the Company to fill a vacancy on the Board of Directors left by the resignation of Randolph G. Moore in August 2004. Mr. Dods is Chairman and Chief Executive Officer of BancWest Corporation, formerly known as First Hawaiian, Inc., a $40 billion bank holding company based in Honolulu, Hawaii, a position he has held since 1998. He is also the Chairman and Chief Executive Officer of First Hawaiian Bank, a position he has held since 1989. Mr. Dods is a member of the board of directors of Alexander & Baldwin, Inc., a diversified transportation, property development and food products company.

     The appointment is effective as of October 1, 2004 and as a Class One director, Mr. Dod's term will expire in 2006. Mr. Dods has not been appointed to any committees of the Board of Directors as of the date of this report, but is expected to be appointed to the Compensation Committee in November 2004.








                           SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                              MAUI LAND & PINEAPPLE COMPANY, INC.



SEPTEMBER 29, 2004           /S/ FRED W. RICKERT
Date                             Fred W. Rickert
                                 Vice President/Chief Financial
                                 Officer (Principal Financial Officer)